Exhibit 10.02
VALERO ENERGY CORPORATION
RESTRICTED STOCK PLAN
for
NON-EMPLOYEE DIRECTORS
Adopted April 23, 1997,
as amended and restated through July 11, 2007

RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

VALERO ENERGY CORPORATION
Restricted Stock Plan for Non-Employee Directors
1.	Purpose and Effective Date of Plan. The purpose of this Plan is to supplement the compensation paid to Non-Employee Directors, to increase their proprietary interest in the Company, to attract and retain persons of outstanding caliber to serve as directors of the Company and to enhance their identification with the interests of the Company’s stockholders through ownership of Common Stock. The Effective Date of this Plan is July 31, 1997. Shares awarded under the Plan shall be in addition to, and shall not replace, any cash or other compensation arrangement available to Non-Employee Directors.

2.	Certain Definitions.
(a)	“Annual Meeting” shall mean the annual meeting of stockholders for election of directors of the Company. In the event of any adjournment of any such meeting, the date on which the inspectors appointed for such meeting declare directors to have been elected shall be deemed the meeting date for purposes of the Plan.

(b)	“Board” shall mean the board of directors of the Company.

(c)	“Common Stock” shall mean the common stock, $0.01 par value, of the Company.

(d)	“Company” shall mean Valero Energy Corporation, a Delaware corporation.

(e)	“Compensation Committee” shall mean the Compensation Committee of the Board.

(e-1)	“Effective Date” shall mean July 31, 1997.

(f)	“Employee Director” shall mean a member of the Board who is an employee of the Company or any subsidiary of the Company.

(g)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h)	“Fair Market Value” shall mean the average of the high and low sales prices of the Common Stock on a Grant Date (or if Common Stock was not traded on such day, the first day following the Grant Date on which Common Stock was traded) as reported on the New York Stock Exchange.

(i)	“Grant Date” shall mean the date on which Restricted Shares are awarded to a Non-Employee Director pursuant to Paragraph 5.

(j)	“Mandatory Retirement Policy” shall mean the retirement policy set forth in Article I, Section 6, of the Corporate Governance Guidelines of the Company, or any successor policy.

(k)	“Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any subsidiary of the Company.

(l)	“Participant” shall have the meaning given in Paragraph 5(c).

(m)	“Plan” shall mean this Restricted Stock Plan for Non-Employee Directors.

(n)	“Restriction Period” shall mean the period of time, as specified in Paragraph 7(c), applicable to Restricted Shares granted under the Plan.

(o)	“Restricted Shares” shall mean shares of Common Stock granted to a Non-Employee Director pursuant to Paragraph 5.

(p)	“Restricted Shares Agreement” shall mean the agreement described in Paragraph 5(c).

(q)	“Retained Distributions” shall mean distributions that are retained by the Company pursuant to Paragraph 7(e)(ii).

(r)	“Share” means a share of Common Stock.

(s)	“Subsidiary of the Company” shall mean any corporation, partnership or other entity in which the Company owns, directly or indirectly, a controlling interest.
3.	Shares Subject to the Plan.
(a)	Subject to the provisions of Paragraph 9 below, the maximum aggregate number of shares of Common Stock that may be granted under the Plan shall be 100,000 Shares (pre-split), provided, however, that any Restricted Shares granted under the Plan that are forfeited pursuant to the terms of the Plan or otherwise surrendered shall again become available for grant under the Plan. Shares withheld by the Company, or delivered to the Company, to pay taxes pursuant to Paragraph 12 shall not be available for additional grants under the Plan.

(b)	The Restricted Shares may be, in whole or in part, authorized but unissued shares of Common Stock or shares of Common Stock previously issued and outstanding and reacquired by the Company.

(c)	The Company shall not be required to issue fractional Shares, and in lieu thereof any fractional Shares shall be rounded to the next higher number of whole Shares.
4.	Eligibility. The only persons eligible to participate in the Plan shall be Non-Employee Directors. An Employee Director who retires from employment with the Company or any Subsidiary of the Company shall be (without further action by the Committee) eligible to participate in the Plan and shall be entitled to receive a grant of Restricted Shares immediately upon the commencement of his or her service as a Non-Employee Director.

5.	Automatic Grants to Non-Employee Directors.
(a)	On the date of each Annual Meeting, each Non-Employee Director who is elected as a Non-Employee Director at the Annual Meeting or whose term of office otherwise continues following the date of the Annual Meeting shall thereupon receive an automatic grant of Restricted Shares valued at $160,000 in the aggregate based upon the Fair Market Value of a Share on such Grant Date.

(b)	Each person who is first elected or appointed as a Non-Employee Director on a date other than the date of an Annual Meeting shall automatically receive, on the date so elected or appointed, a pro-rata grant of Restricted Shares (as compared to the annual grant of Restricted Shares described in Paragraph 5(a) above) valued (based upon the Fair Market Value of a Share on the Grant Date) at an amount equal to $160,000 multiplied by a number equal to the quotient of the whole number of months (rounding upward for fractional months) until the next Annual Meeting divided by 12.

(c)	The officers of the Company shall promptly cause the Company to enter into an agreement with each Non-Employee Director who is granted Restricted Shares pursuant to this Paragraph 5 (“Restricted Share Agreement”), and shall cause the Company to issue such Restricted Shares, all without further action by the Company, the Board, the Compensation Committee or the Special Committee. Each Non-Employee Director receiving an automatic grant of Restricted Shares pursuant to this Paragraph 5 is referred to herein as a “Participant.” The execution and delivery of a Restricted Shares Agreement shall be a condition precedent to the issuance of Restricted Shares to a Participant.

6.	Administration of the Plan.
(a)	Except as otherwise set forth herein, the Plan shall be administered by the Compensation Committee, as appointed and constituted from time to time by the Board so long as the Compensation Committee is composed solely of two or more “Non-Employee Directors” (as defined in Rule 16b-3 under the Exchange Act). In the event the Compensation Committee shall fail to meet the foregoing criteria, then additional or different persons shall be appointed by the Board for purposes of administering this Plan so that the committee administering this Plan shall be composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3).

(b)	In connection with its administration of this Plan, the Compensation Committee is empowered to:
(i)	Make rules and regulations for the administration of the Plan that are not inconsistent with the terms and provisions of this Plan;

(ii)	Construe all terms, provisions, conditions and limitations of the Plan in good faith, and adopt amendments to the Plan;

(iii)	Make equitable adjustments for any mistakes or errors in the administration of this Plan or deemed to be necessary as the result of any unusual situation or any ambiguity in the Plan;

(iv)	Select, employ and compensate, from time to time, consultants, accountants, attorneys and other agents and employees as the Compensation Committee may deem necessary or advisable for the proper and efficient administration of this Plan.
(c)	The foregoing list of express powers granted to the Compensation Committee upon the adoption of this Plan is not necessarily intended to be either complete or exclusive, and the Compensation Committee shall, in addition to the specific powers granted by this Plan, have such powers not inconsistent with the Plan or Rule 16b-3, whether or not expressly authorized herein, which it may deem necessary, desirable, advisable, proper, convenient or appropriate for the supervision and administration of this Plan. Except as otherwise specifically provided herein, the decisions and judgment of the Compensation Committee on any question or claim arising hereunder shall be final, binding and conclusive upon the Participants and all persons claiming by, through or under a Participant.

(d)	Notwithstanding the foregoing, the Compensation Committee shall have no authority to exercise discretion with respect to the selection of any Non-Employee Director as a Participant in the Plan, the determination of the number of Restricted Shares that are allocated to any such Non-Employee Director or the terms or conditions of any such allocation, and shall have no authority to amend any provision of the Plan relating to eligibility for participation in the Plan, the amount or timing of grants under the Plan or the imposition or removal of restrictions on the vesting of Restricted Shares.

(e)	Distributions of Shares may, as the Compensation Committee shall in its sole discretion determine, be made from authorized but unissued Shares or from treasury or reacquired Shares.

7.	Restrictions Applicable to Restricted Shares.
(a)	All Restricted Shares granted pursuant to Paragraph 5 of the Plan shall be subject to the risk of forfeiture during the applicable Restriction Period. The Restriction Period for each grant of Restricted Shares shall commence on the Grant Date.

(b)	The Restriction Period for Restricted Shares granted to a Non-Employee Director shall end and the Restricted Shares and any related Retained Distributions shall become nonforfeitable on the earlier of any of the following events:
(i)	The date a Non-Employee Director ceases to be a Director of the Company by reason of the Mandatory Retirement Policy;

(ii)	The date a Non-Employee Director completes his or her tenure as a Director of the Company as provided in the bylaws of the Company and declines to stand for reelection;

(iii)	The date a Non-Employee Director, having been nominated for and having agreed to stand for reelection, is not reelected by the stockholders of the Company to serve as a member of the Board;

(iv)	The date of the death of a Non-Employee Director;

(v)	The date a Non-Employee Director certifies in writing to the Company that he or she is resigning as a member of the Board due to medical or health reasons which render such Non-Employee Director unable to continue to serve as a member of the Board;

(vi)	Subject to the provisions of and definitions contained in Paragraph 7(f), the occurrence of a Change of Control of the Company; or

(vii)	The date specified in Paragraph 7(c).
(c)	Except as otherwise provided herein, the Restriction Period shall terminate as follows, and the Restricted Shares (and any Retained Distributions) shall vest and accrue (i.e., become non-forfeitable) to the Non-Employee Director as follows:
(i)	with respect to (A) any grant of Restricted Shares under Paragraph 5(b), and (B) any first-time grant of Restricted Shares under Paragraph 5(a) to a Non-Employee Director, the Restriction Period for one-third of such Restricted Shares shall terminate on the date of the first Annual Meeting following the Grant Date, the Restriction Period for another one-third of such Restricted Shares shall terminate on the date of the second Annual Meeting following the Grant Date, and the Restriction Period for the final one-third of such Restricted Shares shall terminate on the date of the third Annual Meeting following the Grant Date;

(ii)	with respect to any second-time grant of Restricted Shares under Paragraph 5(a) to such Non-Employee Director, the Restriction Period for one-third of such Restricted Shares shall terminate on the date of the first Annual Meeting following the Grant Date, and the Restriction Period for the remaining two-thirds of such Restricted Shares shall terminate on the date of the second Annual Meeting following the Grant Date;

(iii)	with respect to any third-time grant of Restricted Shares under Paragraph 5(a) to such Non-Employee Director, and for all grants thereafter, the Restriction Period for such Restricted Shares shall terminate on the date of the first Annual Meeting following the Grant Date.
(d)	Restricted Shares and the shares of Common Stock issuable in connection with the vesting of the Restricted Shares will be issued in uncertificated form, pursuant to the Direct Registration System (“DRS”) or similar system for recording the issuance and transfer of uncertificated shares of Common Stock that is administered by the Company’s stock transfer agent.

(e)	Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Non-Employee Director will have the right to vote such Restricted Shares, to receive and retain all regular cash dividends paid on such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, with the exception that:
(i)	the Non-Employee Director will not be entitled to delivery of a stock certificate or a designation of “unrestricted” status in the DRS until the Restriction Period applicable to such Restricted Shares shall have expired and all other vesting requirements with respect thereto shall have been fulfilled;

(ii)	other than cash dividends and rights to purchase stock which might be distributed to shareholders of the Company, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares with respect to which they were made, paid or declared) until such time, if ever, as the Restriction Period applicable to the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have expired, and such Retained Distributions shall not bear interest or be segregated in separate accounts;

(iii)	upon the breach of any restrictions, terms or conditions provided in the Plan with respect to any Restricted Shares or Retained Distributions, such Restricted Shares and any related Retained Distributions shall thereupon be automatically forfeited.
(f)	A “Change of Control” as used herein, shall be deemed to occur when:
(i)	the stockholders of the Company approve any agreement or transaction pursuant to which:
(A)	the Company will merge or consolidate with any other person (other than a wholly owned subsidiary of the Company) and will not be the surviving entity (or in which the Company survives only as the subsidiary of another entity);

(B)	the Company will sell all or substantially all of its assets to any other person (other than a wholly owned subsidiary of the Company); or

(C)	the Company will be liquidated or dissolved; or
(ii)	any “person” or “group” (as these terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or any entity holding Common Stock for or pursuant to the terms of such employee benefit plans, is or becomes an “Acquiring Person” as defined in the Rights Agreement dated June 18, 1997 (“Rights Agreement”) between the Company and Computershare Investor

Services, L.L.C., as Rights Agent (successor Rights Agent to Harris Trust and Savings Bank), as amended (or any successor Rights Agreement) (or, if no Rights Agreement is then in effect, such person or group acquires or holds such number of shares as, under the terms and conditions of the most recent such Rights Agreement to be in force and effect, would have caused such person or group to be an “Acquiring Person” thereunder); or
(iii)	any “person” or “group” shall commence a tender offer or exchange offer for 15% or more of the shares of Common Stock then outstanding, or for any number or amount of shares which, if the tender or exchange offer were to be fully subscribed and all shares for which the tender or exchange offer is made were to be purchased or exchanged pursuant to the offer, would result in the acquiring person or group directly or indirectly beneficially owning 50% or more of the shares of Common Stock then outstanding; or

(iv)	individuals who, as of any date, constitute the Board (the “Incumbent Board”) thereafter cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board; or

(v)	the occurrence of the Distribution Date (as defined in the Rights Agreement); or

(vi)	any other event determined by the Board or the Committee to constitute a “Change of Control” hereunder.
8.	Forfeiture, Completion of Restriction Period.
(a)	If a Non-Employee Director ceases to be a member of the Board for any reason other than as set forth in Paragraph 7(b), then all Restricted Shares and all Retained Distributions with respect thereto issued to such Non-Employee Director and to which the Restriction Period still applies shall be forfeited to the Company and the Non-Employee Director shall not have any rights (including dividend and voting rights) with respect to such forfeited Restricted Shares and Retained Distributions.

(b)	Upon expiration of the Restriction Period with respect to a Non-Employee Director’s Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions, such Restricted Shares and any Retained Distributions with respect to such Restricted Shares shall become nonforfeitable. The Company shall promptly thereafter direct the Company’s stock transfer agent to redesignate such shares in the Non-Employee Director’s DRS account as “issued and unrestricted” Shares.

(c)	Notwithstanding any other provision of this Plan, if the Committee finds by a majority vote, that the Participant, before or after termination of his or her capacity as a Non-Employee Director of the Company, committed fraud, embezzlement, theft, commission of felony, or proven dishonesty in the course of his or her relationship to the Company and/or a Subsidiary of the Company which conduct damaged the Company and/or a Subsidiary of the Company, or disclosed trade secrets of the Company or a Subsidiary of the Company, then all Restricted Shares and all Retained Distributions with respect thereto issued to such Participant to which the Restriction Period still applies shall be forfeited to the Company and the Participant will have no further rights with respect thereto. The decision of the Committee will be final.
9.	Adjustment in Event of Changes in Common Stock. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, liquidation or other similar event, the aggregate number and class of Restricted Shares and other securities or property available for grant under the Plan shall be automatically adjusted so that the total number of Restricted Shares or other securities or property issuable under the Plan immediately following such event shall be the number of shares of Common Stock and other securities or property which, had all remaining shares of Common Stock available under the Plan been granted to a single holder immediately prior to such event, would be held or received by such holder immediately following such event.

10.	Non-Alienation of Benefits. No Shares, Retained Distributions, or other rights or benefits under the Plan or any Restricted Shares Agreement shall be subject, prior to the end of any applicable Restriction Period or other restrictive period, to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge (other than by will or the laws of descent and distribution), and any such attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No Shares, Retained Distributions, or other rights or benefits under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. If any Non-Employee Director or other person claiming by, through or under a Non-Employee Director hereunder should attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any Shares, Retained Distributions, or any right or benefit hereunder, prior to the end of any applicable Restriction Period or other restrictive period, then such Restricted Shares and related Retained Distributions shall be automatically forfeited and such rights or benefits shall cease and terminate.

11.	Appointment of Attorney-in-Fact. Upon the grant of any Restricted Sharesthe Non-Employee Director shall be deemed to have appointed the Company, acting through its Corporate Secretary, the attorney-in-fact of the Non-Employee Director, with full power of substitution, for the purpose of carrying out the provisions of this Plan and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact shall be irrevocable and coupled with an interest. The Company as attorney-in-fact for the Non-Employee Director may, in the name and stead of the Non-Employee Director, make and execute all conveyances, assignments and transfers of the Restricted Shares and Retained Distributions deposited with the Company or its stock transfer agent pursuant to the Plan. The Non-Employee Director shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgement of the Company, be advisable for such purpose.

12.	Withholding Taxes.
(a)	At the time any Restricted Shares become nonforfeitable under the Plan (or, if at the time of receipt the Participant shall not be subject to taxation with respect to such Shares, at such later date as such Participant becomes subject to taxation with respect to such Shares; whichever such date is applicable being referred to herein as the “tax date”), the Participant shall make a cash payment to the Company equal to the amount required by applicable provisions of law to be withheld by the Company in connection with federal income tax, FICA and all other federal, state and local taxes in respect of such Shares (or such greater amount as the Participant shall elect to have withheld in respect of such taxes; whichever such amount is applicable being referred to herein as the “tax amount”), provided that subject to the prior approval of the Committee, the Participant may elect that all or any portion of the tax amount be collected by withholding from the number of Shares otherwise to be delivered to the Participant that number of Shares having a Fair Market Value on the tax date equal to all or any portion of the amount otherwise to be collected subject to any limitations prescribed by applicable law, in all cases, only that number of whole Shares the Fair Market Value of which does not exceed the tax amount shall be withheld or delivered and the Participant shall make a cash payment to the Company equal to any excess amount to be withheld or collected. In lieu of the foregoing withholding procedure, a Participant, subject to the prior approval of the Committee, may satisfy the tax withholding or collection requirement by delivering to the Company on the tax date certificates for other Shares already owned by the Participant, endorsed in blank with appropriate signature guarantee, having a Fair Market Value on the tax date equal to the tax amount. All taxes payable with respect to income of a Participant resulting from the grant or issuance of any Shares hereunder shall be the sole responsibility of the Participant, not of the Company, whether or not the Company shall have withheld or collected from the Participant any sums required to be so withheld or collected in respect of such income, and whether or not any sums so withheld or collected shall be sufficient to provide for any such taxes. The determination of any tax resulting from the award or vesting of Shares or from cash or other distributions with respect to Shares or Retained Distributions shall be the sole responsibility of the Participant.
(b)	To the extent permitted under the Internal Revenue Code of 1986, as amended, a Non-Employee Director granted Restricted Shares may elect (which, apart from any other notice required by law, shall require that the Non-Employee Director notify the Company of such election at the time it is made) within 30 days after the Grant Date to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of such Shares at the Grant Date.
13.	Amendment and Termination of Plan. Subject to the provisions of Paragraph 6(d), the Compensation Committee may at any time terminate, modify or amend the Plan as it shall deem advisable. Notwithstanding the foregoing, shareholder approval shall be obtained for any action with respect to the Plan to the extent required by applicable state or federal rules, regulations or laws. No termination or amendment of the Plan shall adversely affect the rights of any Non-Employee Director under any grant previously made.

14.	[reserved]

15.	Government and Other Regulations. Notwithstanding any other provisions of the Plan, the obligations of the Company with respect to Restricted Shares or Retained Distributions shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required or deemed appropriate by the Company. The Company reserves the right to delay or restrict, in whole or in part, the issuance or delivery of Common Stock pursuant to any grants of Restricted Shares or Retained Distributions under the Plan until such time as any legal requirements or regulations shall have been met relating to the issuance of such Restricted Shares or Retained Distributions.

16.	No Right to Nomination. Nothing in the Plan or in any grant shall confer upon any Director the right be nominated for reelection to the Board.

17.	Non-Exclusivity of Plan. Neither the adoption of the Plan by the Compensation Committee nor any submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Compensation Committee or the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the awarding of Common Stock otherwise than under the Plan, and such arrangements as may be either generally acceptable or applicable in specific cases.

18.	Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas.

19.	Miscellaneous Provisions.
(a)	Except as to automatic grants to Non-Employee Directors pursuant to Paragraph 5 hereof, no employee or other person shall have any claim or right to be granted Shares under this Plan.

(b)	The expenses of the Plan shall be born by the Company.

(c)	By accepting any grant under the Plan, each Non-Employee Director and each personal representative or beneficiary and each other person claiming by, through or under such Non-Employee Director shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Compensation Committee.

(d)	[reserved].

(e)	Each grant of Restricted Shares to any person serving at the Grant Date as a Non-Employee Director shall be in consideration of past services of the Participant. Each grant of Restricted Shares to a person who was not serving as a Non-Employee Director prior to the Grant Date shall be in consideration of such person’s agreement to stand for election as or be considered for appointment as a Non-Employee Director and to serve as such if so elected or appointed. Each such grant shall be deemed to constitute a conclusive finding by the Board that such services or agreement, as applicable, have a value equal to or in excess of the value of such Restricted Shares, and constitute payment in full therefor. All authorized and unissued shares issued as Restricted Shares in accordance with the Plan shall be fully paid and nonassessable shares and free from preemptive rights. No Restricted Shares shall be issued for consideration having a value less than the par value of the Common Stock.